Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alliance Resource Partners, L.P. (the “Partnership”) on Form 10-Q for the three and nine months ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph W. Craft III, President, Chief Executive Officer and Chairman of Alliance Resource Management GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

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	By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President, Chief Executive Officer and Chairman
of Alliance Resource Management GP, LLC
(the general partner of Alliance Resource Partners, L.P.)

Date: November 6, 2026

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document.  A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.